ADMINISTRATION AGREEMENT

         THIS AGREEMENT is made as of this 22nd day of May, 2000, by and among WHATIFI FUNDS, a Delaware business trust (the "Trust") having its principal place of business at 790 Eddy Street, Suite B, San Francisco, California 94109, WHATIFI ASSET MANAGEMENT, INC. (the "Adviser"), a Delaware corporation having its principal place of business at 790 Eddy Street, Suite B, San Francisco, California 94109, and BISYS FUND SERVICES OHIO, INC. (the "Administrator"), an Ohio corporation organized under the laws of the State of Ohio and having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219.

         WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of several series of shares of beneficial interest or common stock ("Shares");

         WHEREAS, the Adviser is a registered investment adviser that has been retained by the Trust, pursuant to an Investment Advisory Agreement, dated May 22, 2000, to provide various investment advisory services to the Trust; and

         WHEREAS, the Trust and the Adviser desire the Administrator to provide, and the Administrator is willing to provide, management and administrative services to each series of the Trust, all as now or hereafter may be established from time to time ("Portfolios"), on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Trust and the Administrator hereby agree as follows:

         ARTICLE 1. Retention of the Administrator. The Trust and the Adviser hereby retain the Administrator to act as the administrator of the Portfolios and to furnish the Portfolios with the management and administrative services as set forth in Article 2 below. The Administrator hereby accepts such engagement to perform the duties set forth below.

         The Administrator shall, for all purposes herein, be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Trust in any way and shall not be deemed an agent of the Trust.

         ARTICLE 2. Administrative Services. The Administrator shall perform or supervise the performance by others of other administrative services in connection with the operations of the Portfolios, and, on behalf of the Trust, will investigate, assist in the selection of and conduct relations with custodians, depositories, accountants, legal counsel, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and persons in any other capacity deemed to be necessary or desirable for the Portfolios' operations. The Administrator shall provide the Board of Trustees/ Directors of the Trust
(hereafter referred to as the "Directors") with such reports regarding investment performance as they may reasonably request but shall have no responsibility for supervising the performance by any investment adviser or sub-adviser of its responsibilities.

         The Administrator shall provide the Trust with regulatory reporting, all necessary office space, equipment, personnel, compensation and facilities (including facilities for Shareholders' and Directors' meetings) for handling the affairs of the Portfolios and such other services as the Administrator shall, from time to time, determine to be necessary to perform its obligations under this Agreement. In addition, at the request of the Directors, the Administrator shall make reports to the Trust's Directors concerning the performance of its obligations hereunder.

         Without limiting the generality of the foregoing, the Administrator shall:

                  (a) calculate contractual Trust expenses and control all disbursements for the Trust, and as appropriate, compute the Trust's yields, total return, expense ratios, portfolio turnover rate and, if required, portfolio average dollar-weighted maturity;

                  (b)assist Trust counsel with the  preparation of prospectuses,
                  statements   of   additional    information,    registration
                  statements and proxy materials;

                  (c) prepare such reports, applications and documents (including reports regarding the sale and redemption of Shares as may be required in order to comply with Federal and state securities law) as may be necessary or desirable to register the Trust's Shares with state securities authorities, monitor the sale of Trust Shares for compliance with state securities laws, and file with the appropriate state securities authorities the registration statements and reports for the Trust and the Trust's Shares and all amendments thereto, as may be necessary or convenient to register and keep effective the Trust and the Trust's Shares with state securities authorities to enable the Trust to make a continuous offering of its Shares;

                  (d) develop and prepare, with the assistance of the Trust's investment adviser, communications to Shareholders, including the annual report to Shareholders, coordinate the mailing of prospectuses, notices, proxy statements, proxies and other reports to Trust Shareholders, and supervise and facilitate the proxy solicitation process for all shareholder meetings, including the tabulation of shareholder votes;

               (e)  administer  contracts  on behalf of the  Trust  with,  among
                    others,   the  Trust's  investment   adviser,   distributor,
                    custodian, transfer agent and fund accountant;

               (f)  supervise  the Trust's  transfer  agent with  respect to the
                    payment   of   dividends   and   other    distributions   to
                    Shareholders;

               (g)  calculate   performance   data   of   the   Portfolios   for
                    dissemination   to   information   services   covering   the
                    investment company industry;

               (h) coordinate and supervise the preparation and filing of the Trust's tax returns;

                  (i) examine and review the operations and performance of the various organizations providing services to the Trust or any Portfolio of the Trust, including, without limitation, the Trust's investment adviser, distributor, custodian, fund accountant, transfer agent, outside legal counsel and independent public accountants, and at the request of the
                  Directors, report to the Board on the performance of organizations;

                  (j)  assist   with  the  layout  and   printing   of  publicly
                  disseminated prospectuses and assist with and coordinate layout and printing of the Trust's semi-annual and annual reports to Shareholders;

                  (k) assist with the design, development, and operation of the Portfolios, including new classes, investment objectives, policies and structure;

                  (l) provide individuals reasonably acceptable to the Trust's Directors to serve as officers of the Trust, who will be responsible for the management of certain of the Trust's affairs as determined by the Trust's Directors;

                  (m) advise the Trust and its Directors on matters concerning the Trust and its affairs;

                  (n) obtain and keep in effect fidelity bonds and directors and officers/errors and omissions insurance policies for the Trust in accordance with the requirements of Rules 17g-1 and 17d-1(7) under the 1940 Act as such bonds and policies are approved by the Trust's Directors;

                    (o) monitor and advise the Trust and its Portfolios on their registered investment company status under the Internal Revenue Code of 1986, as amended;

                  (p) perform all administrative services and functions of the Trust and each Portfolio to the extent administrative services and functions are not provided to the Trust or such Portfolio pursuant to the Trust's or such Portfolio's investment advisory agreement, distribution agreement, custodian agreement, transfer agent agreement and fund accounting agreement;

               (q) furnish advice and recommendations with respect to other aspects of the business and affairs of the Portfolios as the Trust and the Administrator shall determine desirable; and

                  (r) prepare and file with the SEC the semi-annual report for the Trust on Form N-SAR and all required notices pursuant to Rule 24f-2.

         The Administrator shall perform such other services for the Trust that are mutually agreed upon by the parties from time to time. Such services may include performing internal audit examinations; mailing the annual reports of the Portfolios; preparing an annual list of Shareholders; and mailing notices of Shareholders' meetings, proxies and proxy statements, for all of which the Trust will pay the Administrator's out-of-pocket expenses.

         ARTICLE 3.  Allocation of Charges and Expenses.
                     ----------------------------------

         (A) The Administrator. The Administrator shall furnish at its own expense the executive, supervisory and clerical personnel necessary to perform its obligations under this Agreement. The Administrator shall also provide the items which it is obligated to provide under this Agreement, and shall pay all compensation, if any, of officers of the Trust as well as all Directors of the Trust who are affiliated persons of the Administrator or any affiliated corporation of the Administrator; provided, however, that unless otherwise specifically provided, the Administrator shall not be obligated to pay the compensation of any employee of the Trust retained by the Directors of the Trust to perform services on behalf of the Trust.

         (B) The Trust and the Adviser. The Trust and the Adviser assume and shall pay or cause to be paid all other expenses of the Trust not otherwise allocated herein, including, without limitation, organization costs, taxes, expenses for legal and auditing services, the expenses of preparing (including typesetting), printing and mailing reports, prospectuses, statements of additional information, proxy solicitation material and notices to existing Shareholders, all expenses incurred in connection with issuing and redeeming Shares, the costs of custodial services, the cost of initial and ongoing registration of the Shares under Federal and state securities laws, fees and out-of-pocket expenses of Directors who are not affiliated persons of the Administrator or the Adviser or any affiliated corporation of the Administrator or the Adviser, insurance, interest, brokerage costs, litigation and other extraordinary or nonrecurring expenses, and all fees and charges of investment advisers to the Trust.

         ARTICLE 4.  Compensation of the Administrator.
                     ---------------------------------

         Administration Fee. For the services to be rendered, the facilities furnished and the expenses assumed by the Administrator pursuant to this Agreement, the Adviser shall pay to the Administrator compensation at an annual rate specified in the Omnibus Fee Agreement by and among the Trust, the Adviser and the Administrator dated as of May 22, 2000 (the "Fee Agreement").

         The Adviser shall also reimburse the Administrator for its reasonable out-of-pocket expenses, including the travel and lodging expenses incurred by officers and employees of the Administrator in connection with attendance at Board meetings.

         Notwithstanding the foregoing, the Trust hereby agrees that, in the event the Adviser shall fail at any time to (i) make timely payment of fees that are due and payable under the Fee Agreement, (ii) reimburse the Administrator for expenses incurred in accordance with this Article 4 within a reasonable time following the receipt of an invoice for such expenses, or (iii) make any other payment in a timely manner that shall become due and payable to the Administrator hereunder, then the Trust shall immediately make or cause to be made a payment of such fees and/or reimbursable expenses.

         If this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, the Administrator's compensation for that part of the month in which this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above. Payment of the Administrator's compensation for the preceding month shall be made promptly.

         (B) Survival of Compensation Rights. All rights of compensation under this Agreement for services performed as of the termination date shall survive the termination of this Agreement.

         ARTICLE 5. Limitation of Liability of the Administrator. The duties of the Administrator shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Administrator hereunder. The Administrator shall not be liable for any error of judgment or mistake of law or for any loss arising out of any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable law which cannot be waived or modified hereby. (As used in this Article 5, the term "Administrator" shall include directors, officers, employees and other agents of the Administrator as well as the Administrator itself.)

         So long as the Administrator acts in good faith and with due diligence and without negligence, the Trust assumes full responsibility and shall indemnify the Administrator and hold it harmless from and against any and all actions, suits and claims, whether groundless or otherwise, and from and against any and all losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) arising directly or indirectly out of the Administrator's actions taken or nonactions with respect to the performance of services hereunder. The indemnity and defense provisions set forth herein shall indefinitely survive the termination of this Agreement.

         The rights hereunder shall include the right to reasonable advances of defense expenses in the event of any pending or threatened litigation with respect to which indemnification hereunder may ultimately be merited. In order that the indemnification provision contained herein shall apply, however, it is understood that if in any case the Trust may be asked to indemnify or hold the Administrator harmless, the Trust shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Administrator will use all reasonable care to identify and notify the Trust promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Trust, but failure to do so in good faith shall not affect the rights hereunder.

         The Trust shall be entitled to participate at its own expense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the Trust elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Trust and satisfactory to the Administrator, whose approval shall not be unreasonably withheld. In the event that the Trust elects to assume the defense of any suit and retain counsel, the Administrator shall bear the fees and expenses of any additional counsel retained by it. If the Trust does not elect to assume the defense of a suit, it will reimburse the Administrator for the reasonable fees and expenses of any counsel retained by the Administrator.

         The Administrator may apply to the Trust at any time for instructions and may consult counsel for the Trust or its own counsel and with accountants and other experts with respect to any matter arising in connection with the Administrator's duties, and the Administrator shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction or with the opinion of such counsel, accountants or other experts.

         Also, the Administrator shall be protected in acting upon any document which it reasonably believes to be genuine and to have been signed or presented by the proper person or persons. The Administrator will not be held to have notice of any change of authority of any officers, employees or agents of the Trust until receipt of written notice thereof from the Trust.

         ARTICLE 6. Activities of the Administrator. The services of the Administrator rendered to the Trust are not to be deemed to be exclusive. The Administrator is free to render such services to others and to have other businesses and interests. It is understood that directors, officers, employees and Shareholders of the Trust are or may be or become interested in the Administrator, as officers, employees or otherwise and that partners, officers and employees of the Administrator and its counsel are or may be or become similarly interested in the Trust, and that the Administrator may be or become interested in the Trust as a Shareholder or otherwise.

         ARTICLE 7. Duration of this Agreement. The Term of this Agreement shall be as specified in Schedule A hereto.

         ARTICLE 8. Assignment. This Agreement shall not be assignable by any party without the written consent of the other parties; provided, however, that the Administrator may, at its expense, subcontract with any entity or person concerning the provision of the services contemplated hereunder. The Administrator shall not, however, be relieved of any of its obligations under this Agreement by the appointment of such subcontractor and provided further, that the Administrator shall be responsible, to the extent provided in Article 5 hereof, for all acts of such subcontractor as if such acts were its own. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

     ARTICLE 9. Amendments. This Agreement, or any term thereof, may be modified only by a written amendment, signed by the party against whom enforcement of such modification is sought.

     ARTICLE 10. Certain Records. The Administrator shall maintain customary records in connection with its duties as specified in this Agreement. Any records required to be maintained and preserved pursuant to Rules 31a-1 and 31a-2 under the 1940 Act which are prepared or maintained by the Administrator on behalf of the Trust shall be prepared and maintained at the expense of the Administrator, but shall be the property of the Trust and will be made available to or surrendered promptly to the Trust on request.

         In case of any request or demand for the inspection of such records by another party, the Administrator shall notify the Trust and follow the Trust's instructions as to permitting or refusing such inspection; provided that the Administrator may exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so, unless (in cases involving potential exposure only to civil liability) the Trust has agreed to indemnify the Administrator against such liability.

         ARTICLE 11. Definitions of Certain Terms. The terms "interested person" and "affiliated person," when used in this Agreement, shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

         ARTICLE 12. Notice. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the following address: if to the Trust or the Adviser, at 790 Eddy Street, Suite B, San Francisco, California 94109, Attention: President: and if to BISYS, at 3435 Stelzer Road, Columbus, Ohio 43219, Attention: President, or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section.

         ARTICLE 13. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Ohio and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Ohio, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

         ARTICLE 14. Multiple Originals. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                                  WHATIFI FUNDS

                                        By:      /s/ Harris A. Fricker
                                                 Harris A. Fricker
                                        Title:   President

                                        WHATIFI ASSET MANAGEMENT, INC.

                                        By:       /s/ Harris A. Fricker
                                                  Harris A. Fricker
                                        Title:    President

                                        BISYS FUND SERVICES OHIO, INC.

                                        By: /s/ Mark A. Dillon
                                                Mark A. Dillon
                                        Title:   Director


                                   SCHEDULE A

                         TO THE ADMINISTRATION AGREEMENT

                                  BY AND AMONG

                                 WHATIFI FUNDS,

                         WHATIFI ASSET MANAGEMENT, INC.

                                       AND

                          BISYS FUND SERVICES OHIO, INC.

Portfolios: This Agreement shall apply to all Portfolios of WhatifI Funds, either now or hereafter created (individually, the "Portfolio", and collectively, the "Portfolios"). The current Portfolios of the Trust are set forth below:

Term: Pursuant to Article 7, the term of this Agreement shall commence on the date first written above and shall remain in effect for a three (3) year period ("Initial Term"). Notwithstanding the foregoing, this Agreement may be terminated without penalty at any time (i) by either party upon the provision of at least ninety (90) days advance written notice of termination to the other party or (ii) by mutual agreement of the parties.

                  After such termination, for so long as the Administrator, with the written consent of the Trust and the Adviser in fact continues to perform any one or more of the services contemplated by this Agreement or any schedule or exhibit hereto, the provisions of this Agreement, including without limitation the provisions dealing with indemnification, shall continue in full force and effect. Compensation due the Administrator and unpaid by the Adviser upon such termination shall be immediately due and payable upon and notwithstanding such termination. The Administrator shall be entitled to collect from the Adviser, in addition to the compensation described in this Schedule A, the amount of all of the Administrator's cash disbursements for services in connection with the Administrator's activities in effecting such termination, including without limitation, the delivery to the Trust and/or its designees of the Trust's property, records, instruments and documents.